Exhibit 99.1
MARTIN MIDSTREAM PARTNERS REPORTS
2006 FOURTH QUARTER AND ANNUAL FINANCIAL RESULTS
     KILGORE, Texas, March 5, 2007 /PRNewswire-FirstCall via COMTEX/ — Martin Midstream Partners L.P. (Nasdaq: MMLP) announced today its financial results for the fourth quarter and year ended December 31, 2006.
     MMLP reported net income for the fourth quarter of 2006 of $8.4 million, or $0.63 per limited partner unit. This compared to net income for the fourth quarter of 2005 of $2.6 million, or $0.28 per limited partner unit. Revenues for the fourth quarter of 2006 were $149.0 million compared to $144.6 million for the fourth quarter of 2005. Fourth quarter 2006 net income was positively impacted by $2.5 million of gains from involuntary conversions of property, plant and equipment and gains on sale of property, plant and equipment. These items resulted in an increase to net income of approximately $0.20 per limited partner unit for the fourth quarter of 2006.
     MMLP reported net income for the year ended December 31, 2006 of $22.2 million, or $1.69 per limited partner unit. This compared to net income for the year ended December 31, 2005 of $13.9 million, or $1.58 per limited partner unit. Revenues for the year ended December 31, 2006 were $576.4 million, compared to revenues of $438.4 million for the year ended December 31, 2005. Net income for the year ended December 31, 2006 was positively impacted by $3.4 million of gains from involuntary conversions of property, plant and equipment and gains on sale of property, plant and equipment and partially offset by a $1.2 million debt prepayment premium. Together, these items positively impacted net income by approximately $2.2 million, or approximately $0.17 per limited partner unit for the year ended December 31, 2006.
     The Company’s distributable cash flow for the year ended December 31, 2006 was $32.1 million. Distributable cash flow is a non-GAAP financial measure which is explained in greater detail below under “Use of Non-GAAP Financial Information.” The Company has also included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measurement.
     Included with this press release are MMLP’s Consolidated Balance Sheets as of December 31, 2006 and December 31, 2005, its Consolidated Statements of Operations for the years ended December 31, 2006, 2005 and 2004, its Consolidated Statements of Changes in Capital for the years ended December 31, 2006, 2005 and 2004, its Consolidated Statements of Comprehensive Income for the years ended December 31, 2006 and 2005, its Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004 and its Consolidated Statements of Operations for the quarters ended December 31, 2006 and 2005. These financial statements should be read in conjunction with the information contained in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 5, 2007.
     Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of Martin Midstream Partners, said “The past year provided both opportunities and challenges for our company. With a full year of benefit from our Prism acquisition, we were able to increase our distributions to our unitholders by 11%, our highest year-over-year distribution growth since going public in 2002. While this distribution growth was substantially improved relative to prior years, we continue to look for opportunities to improve our overall performance for our unitholders.”
     Mr. Martin also stated, “While 2005 was marked primarily by acquisitions, we turned our focus to organic growth projects in 2006. Last March we announced an $80 million growth capital expenditure plan that included expansions to our Waskom plant, the construction of a new sulfuric acid plant and the construction of new tankage at various terminals along the Gulf Coast. As with our peers, we experienced a highly inflationary environment that resulted in cost overruns and delayed construction times across virtually every project. Despite these factors, the economics on these projects continue to be favorable and we look forward to the completion of the remaining projects over the next few months. With the first phase of the Waskom plant expansion expected to be complete in March, and the second phase coming online in the second quarter, we expect to begin to fully realize the benefits of the 100 MMcfd expansion by the end of the second quarter of 2007. In addition, we now expect our sulfuric acid plant in Plainview, Texas to come online in May, further creating visibility for near-term distribution growth. Longer term, we remain optimistic that our diversified operations will continue to provide unique opportunities for growth through strategic acquisitions and internal projects.”
Investors’ Conference Call
     An investor’s conference call to review the fourth quarter and year end results will be held on Tuesday, March 6, 2007, at 8:30 a.m. Central Time. The conference call can be accessed by calling (877) 407-9205. An audio replay of the conference call will be available by calling (877) 660-6853 from 10:00 a.m. Central Time on March 6, 2007 through 11:59 p.m. Central Time on March 13, 2007. The access codes for the conference call and the audio replay are as follows: Account No. 286; Conference ID No. 233314. The audio replay of the conference call will also be archived on the Company’s website at www.martinmidstream.com.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering, processing and NGL distribution; marine transportation services for petroleum products and by-products; sulfur gathering, processing and distribution; and fertilizer manufacturing and distribution.
     Additional information concerning the Company is available on the Company’s website at www.martinmidstream.com.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Company’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Use of Non-GAAP Financial Information
     MMLP reports its financial results in accordance with generally accepted accounting principles. However, from time to time, MMLP uses certain non-GAAP financial measures such as distributable cash flow because management believes that this measure may provide users of this financial information with meaningful comparisons between current results and prior reported results and a meaningful measure of MMLP’s cash flow after it has satisfied the capital and related requirements of its operations. Distributable cash flow is not a measure of financial performance or liquidity under GAAP. It should not be considered in isolation or as an indicator of MMLP’s performance. Furthermore, it should not be seen as a measure of liquidity or a substitute for comparable metrics prepared in accordance with GAAP. This information may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. Accordingly, MMLP has presented herein, and will present in other information it publishes that contains this non-GAAP financial measure, a reconciliation of this measure to the most directly comparable GAAP financial measure.
     The Company has included below a table entitled “Distributable Cash Flow” in order to show the components of this non-GAAP financial measure and its reconciliation to the most comparable GAAP measure. MMLP calculates distributable cash flow as follows: net income (as reported in its Consolidated Statements of Operations), plus depreciation and amortization and amortization of deferred debt issue costs (as reported in its Consolidated Statements of Cash Flows), plus distributions from unconsolidated entities (as described below), plus the Partnership’s interest in cash of unconsolidated entities (as described below), less equity in earnings of unconsolidated entities (as reported in its Consolidated Statements of Operations), less non-cash mark-to-market on derivatives (as reported in its Consolidated Statements of Cash Flows), less maintenance capital expenditures (as described below), less gain on involuntary conversion of property, plant and equipment (as reported in its Consolidated Statements of Cash Flows), plus debt prepayment premium (as reported in its Consolidated Statements of Operations), plus other (as described below).
     MMLP’s distributions from unconsolidated entities is calculated as distributions from unconsolidated entities (as reported in its Consolidated Statements of Cash Flows), plus return of investments from unconsolidated entities (as reported in its Consolidated Statements of Cash Flows), plus distributions in-kind from equity investments (as reported in its Consolidated Statements of Cash Flows). For the year ended December 31, 2006, MMLP’s distributions from unconsolidated entities, return of investments from unconsolidated entities and distributions in-kind from equity investments were $0.5, $0.4 and $8.3 million, respectively.
     MMLP’s Partnership’s interest in cash of unconsolidated entities is equivalent to the Partnership’s interest in cash of the unconsolidated equity method investees (as reported on page 94 of MMLP’s Annual Report on Form 10-K filed on March 5, 2007).

     MMLP’s capital expenditures include both expansion and maintenance capital expenditures and are calculated as payments for property, plant and equipment (as reported in its Consolidated Statements of Cash Flows), plus acquisitions, net of cash acquired (as reported in its Consolidated Statements of Cash Flows). For the year ended December 31, 2006, payments for property, plant and equipment and acquisitions, net of cash acquired, were $66.4 and $24.3 million, respectively. For the year ended December 31, 2006, total capital expenditures were $90.7 million, including expansion capital expenditures of $78.3 million and maintenance capital expenditures of $12.4 million (as reported on page 47 of MMLP’s Annual Report on Form 10-K filed on March 5, 2007). Maintenance capital expenditures as presented in the distributable cash flow table below excludes $4.7 million in hurricane-related maintenance capital expenditures (as reported on page 66 of MMLP’s Annual Report on Form 10-K filed on March 5, 2007).
     MMLP’s other includes proceeds from the sale of idle equipment, unit-based compensation (as reported in its Consolidated Statements of Changes in Capital), and (gain) loss on disposition or sale of property, plant and equipment (as reported in it Consolidated Statements of Cash Flows).
Contacts: Robert D. Bondurant, Executive Vice President and Chief Financial Officer of Martin Midstream GP LLC, the Company’s general partner at (903) 983-6200

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2006	2005
	(Dollars in thousands)
Assets
Cash	$3,675	$6,465
Accounts and other receivables, less allowance for doubtful accounts of $394 and $140	56,712	72,162
Product exchange receivables	7,076	2,141
Inventories	33,019	33,909
Due from affiliates	1,330	1,475
Other current assets	2,041	1,420

Total current assets	103,853	117,572

Property, plant, and equipment, at cost	323,967	235,218
Accumulated depreciation	(76,122)	(59,505)

Property, plant and equipment, net	247,845	175,713

Goodwill	27,600	27,600
Investment in unconsolidated entities	70,651	59,879
Other assets, net	7,512	8,280

	$457,461	$389,044

Liabilities and Capital

Current installments of long-term debt	$74	$9,104
Trade and other accounts payable	53,450	67,387
Product exchange payables	14,737	9,624
Due to affiliates	10,474	3,492
Income taxes payable	86	6,345
Other accrued liabilities	3,876	3,617

Total current liabilities	82,697	99,569

Long-term debt	174,021	192,200
Other long-term obligations	2,218	1,710

Total liabilities	258,936	293,479

Partners’ capital	198,403	95,565
Accumulated other comprehensive income	122	—

Total partners’ capital	198,525	95,565

Commitments and contingencies
	$457,461	$389,044

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2007.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2006	2005	2004
	(Dollars in thousands, except per unit
	amounts)
Revenues:
Terminalling and storage	$24,182	$23,081	$17,919
Marine transportation	47,835	35,451	34,780
Product sales:
Natural gas services	389,735	301,676	203,427
Sulfur	61,271	36,784	—
Fertilizer	41,326	31,634	29,780
Terminalling and storage	12,035	9,817	8,238

	504,367	379,911	241,445

Total revenues	576,384	438,443	294,144

Costs and expenses:
Cost of products sold:
Natural gas services	374,218	291,109	197,859
Sulfur	38,898	25,657	—
Fertilizer	36,267	26,975	25,342
Terminalling and storage	9,787	8,079	6,775

	459,170	351,820	229,976
Expenses:
Operating expenses	65,387	46,888	34,475
Selling, general and administrative	10,977	8,133	6,198
Depreciation and amortization	17,597	12,642	8,766

Total costs and expenses	553,131	419,483	279,415

Other operating income	3,356	—	—

Operating income	26,609	18,960	14,729

Other income (expense):
Equity in earnings of unconsolidated entities	8,547	1,591	912
Interest expense	(12,466)	(6,909)	(3,326)
Debt prepayment premium	(1,160)	—	—
Other, net	713	238	11

Total other income (expense)	(4,366)	(5,080)	(2,403)

Net income	$22,243	$13,880	$12,326

General partner’s interest in net income	$1,001	$278	$247
Limited partners’ interest in net income	$21,242	$13,602	$12,079
Net income per limited partner unit — basic and diluted	$1.69	$1.58	$1.45

Weighted average limited partner units — basic	12,602,000	8,583,634	8,349,551
Weighted average limited partner units — diluted	12,604,425	8,583,634	8,349,551
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2007.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL
For the years ended December 31, 2006, 2005 and 2004

	Partners' Capital					Accumulated
	Limited Partners				General	Comprehensive
	Common		Subordinated		Partner	Income
	Units	Amount	Units	Amount	Amount	Amount	Total
	(Dollars in thousands)
Balances — December 31, 2003	2,900,000	$47,914	4,253,362	$(1,996)	$(26)	—	$45,892

Net income	—	5,923	—	6,156	247	—	12,326

Follow-on public offering	1,322,500	34,016	—	—	—	—	34,016

General partner contribution	—	—	—	—	754	—	754

Cash distributions ($2.10 per unit)	—	(8,173)	—	(8,932)	(349)	—	(17,454)

Balances — December 31, 2004	4,222,500	79,680	4,253,362	(4,772)	626	—	75,534

Net income	—	6,756	—	6,846	278	—	13,880

Units issued in connection with Prism Gas acquisition	756,480	24,616	—	—	—	—	24,616

Conversion of subordinated units to common units	850,672	(1,599)	(850,672)	1,599	—	—	—

General partner contribution	—	—	—	—	502	—	502

Cash distributions ($2.19 per unit)	—	(9,247)	—	(9,315)	(405)	—	(18,967)

Balances — December 31, 2005	5,829,652	100,206	3,402,690	(5,642)	1,001	—	95,565

Net income	—	16,030	—	5,212	1,001	—	22,243

Follow-on public offering	3,450,000	95,272	—	—	—	—	95,272

Issuance of common units	470,484	15,000	—	—	—	—	15,000

General partner contribution	—	—	—	—	2,358	—	2,358

Conversion of subordinated units to common units	850,672	(2,495)	(850,672)	2,495	—	—	—

Unit-based compensation	3,000	24	—	—	—	—	24

Cash distributions ($2.44 per unit)	—	(22,650)	—	(8,302)	(1,107)	—	(32,059)

Commodity hedging gains reclassified to earnings	—	—	—	—	—	2	2

Adjustment in fair value of derivatives	—	—	—	—	—	120	120

Balances — December 31, 2006	10,603,808	$201,387	2,552,018	$(6,237)	$3,253	$122	$198,525

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2007.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in thousands)

	Year Ended December 31,
	2006	2005
	(Dollars in thousands)
Net income	$22,243	$13,880
Changes in fair values of commodity cash flow hedges	370	—
Commodity hedging gains reclassified to earnings	2	—
Changes in fair value of interest rate cash flow hedges	(250)	—

Comprehensive income	$22,365	$13,880

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2007.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2006	2005	2004
	(Dollars in thousands)
Cash flows from operating activities:
Net income	$22,243	$13,880	$12,326

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,597	12,642	8,766
Amortization of deferred debt issue costs	1,040	600	886
(Gain) loss on disposition or sale of property, plant, and equipment	(231)	(37)	48
(Gain) loss on involuntary conversion of property, plant, and equipment	(3,125)	—	—
Equity in earnings of unconsolidated entities	(8,547)	(1,591)	(912)
Distributions from unconsolidated entities	541	231	—
Distribution in-kind from equity investments	8,311	1,115	—
Non-cash mark-to-market on derivatives	(389)	(555)	—
Other	24	—	—
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	13,763	(10,565)	(16,499)
Product exchange receivables	(4,935)	(1,974)	1,733
Inventories	890	(4,474)	(3,502)
Due from affiliates	145	417	(1,730)
Other current assets	115	36	32
Trade and other accounts payable	(13,937)	27,669	9,171
Product exchange payables	5,113	(8,238)	1,859
Due to affiliates	6,982	3,063	(131)
Other accrued liabilities	(5,912)	(496)	765
Change in other non-current assets and liabilities, net	(371)	611	—

Net cash provided by operating activities	39,317	32,334	12,812

Cash flows from investing activities:
Payments for property, plant, and equipment	(66,352)	(24,814)	(5,182)
Acquisitions, net of cash acquired	(24,306)	(114,167)	(31,234)
Proceeds from sale of property, plant, and equipment	1,825	95	114
Insurance proceeds from involuntary conversion of property, plant and equipment	4,812	—	—
Return of investments from unconsolidated entities	433	466	1,980
Investments in unconsolidated entities	(11,510)	(322)	—

Net cash used in investing activities	(95,098)	(138,742)	(34,322)

Cash flows from financing activities:
Payments of long-term debt	(163,010)	(134,091)	(43,215)
Net proceeds from follow on public offering	95,272	—	34,016
General partner contribution	2,358	502	754
Proceeds from long-term debt	135,801	250,900	49,215
Payments of debt issuance costs	(371)	(3,655)	(892)
Cash distributions paid	(32,059)	(18,967)	(17,454)
Proceeds from issuance of common units	15,000	15,000	—

Net cash provided by financing activities	52,991	109,689	22,424

Net increase (decrease) in cash	(2,790)	3,281	914
Cash at beginning of period	6,465	3,184	2,270

Cash at end of period	$3,675	$6,465	$3,184

Non-cash:
Financed portion of non-compete agreement	$—	$690	$398

Common units issued for acquisitions	$—	$9,616	$—

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2007.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS

	4thQuarter	4th Quarter
	2006	2005
Revenues:
Terminalling and storage	$6,671	$6,223
Marine transportation	14,665	8,817
Product sales:
Natural gas services	101,536	102,189
Sulfur	14,542	19,041
Fertilizer	7,974	5,654
Terminalling and storage	3,617	2,703

	127,669	129,587

Total revenues	149,005	144,627

Costs and expenses:
Cost of products sold:
Natural gas services	95,979	98,922
Sulfur	8,230	13,627
Fertilizer	6,622	5,020
Terminalling and storage	2,921	2,110

	113,752	119,679

Expenses:
Operating expenses	19,636	14,110
Selling, general and administrative	3,176	2,713
Depreciation and amortization	4,813	3,970

Total costs and expenses	141,377	140,472

Other operating income (loss)	2,503	—

Operating income	10,131	4,155

Other income (expense):
Equity in earnings of unconsolidated entities	1,105	1,369
Interest expense	(3,241)	(3,075)
Debt prepayment premium	—	—
Other, net	383	111

Total other income (expense)	(1,753)	(1,595)

Net income	$8,380	$2,560

General partner’s interest in net income	$299	$51
Limited partners’ interest in net income	$8,079	$2,509
Net income per limited partner unit — basic and diluted	$.63	$.28
Weighted average limited partner units	12,741,596	8,903,438
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in MMLP’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2007.

MARTIN MIDSTREAM PARTNERS L.P.
DISTRIBUTABLE CASH FLOW
(Dollars in thousands)
(Unaudited Non-GAAP Financial Measure)

Year Ended
December 31,
2006
Net income	$22,243
Adjustments to reconcile net income to distributable cash flow:
Depreciation and amortization	17,597
Amortization of deferred debt issue costs	1,040
Distributions from unconsolidated entities (1)	9,285
Partnership’s interest in cash of unconsolidated entities	767
Equity in earnings of unconsolidated entities	(8,547)
Non-cash mark-to-market on derivatives	(389)
Maintenance capital expenditures (2)	(7,732)
Gain on involuntary conversion of property, plant and equipment	(3,125)
Debt prepayment premium	1,160
Other (3)	(159)

Distributable cash flow	$32,140

Footnotes:

Year Ended
December 31, 2006
(1) Distributions from unconsolidated entities:
Distributions from unconsolidated entities	$541
Return of investments from unconsolidated entities	433
Distributions in-kind from equity investments	8,311

Distributions from unconsolidated entities	$9,285

(2) Maintenance capital expenditures:
Payments for property, plant and equipment	$(66,352)
Acquisitions, net of cash acquired	(24,306)

Capital expenditures	(90,658)
Expansion capital expenditures	78,267
Hurricane-related maintenance capital expenditures	4,659

Maintenance capital expenditures	$(7,732)

(3) Other includes proceeds from sale of idle equipment, unit-based compensation and (gain) loss on disposition or sale of property, plant and equipment.